Exhibit 10.55

Amendment No. 4 to Scientific Advisory Board Agreement

This Amendment No. 4, effective March 31, 2018 (“Amendment Effective Date”), is made to the Scientific Advisory Board Agreement, dated June 18, 2012, as amended by Amendment No. 1 to Scientific Advisory Board Agreement, dated June 18, 2012, Amendment No. 2 to Scientific Advisory Board Agreement, dated May 31, 2016, and Amendment No. 3 to Scientific Advisory Board Agreement, dated January 1, 2017 (“Amendment No. 3”) (and collectively, the “SAB Agreement”), and is by and between Caribou Biosciences, Inc. (the “Company”), a Delaware corporation, and Jennifer A. Doudna (“Advisor”), an individual. Each may be referred to as a “party” and collectively as the “parties.” Any capitalized term used herein that is not defined has the meaning ascribed to it in the SAB Agreement.

WHEREAS, Company and Advisor simultaneously with Amendment No. 3 entered into a separate AgCo Scientific Advisory Board Agreement (the “AgCo SAB Agreement”) on January 1, 2017, and the parties have mutually agreed to terminate the AgCo SAB Agreement effective March 31, 2018;

WHEREAS, as set forth in Amendment No. 3, termination of the AgCo SAB Agreement would trigger cessation of payments from Company to Advisor under the SAB Agreement, and the parties desire instead to continue payments from Company to Advisor under the SAB Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth, the sufficiency of which is acknowledged, the parties agree as follows:

1.	Paragraph 4 of Amendment No. 3 is hereby deleted in its entirety as of the Amendment Effective Date set forth above.

2.	Paragraph 5 of Amendment No. 3 is hereby deleted in its entirety and replaced with the following Paragraph 4 as of the Amendment Effective Date:

“4. Except as set forth in Paragraphs 1, 2, and 3 above, the terms and conditions of the SAB Agreement remain in full force and effect, and the parties hereby ratify and confirm the SAB Agreement.”

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to Scientific Advisory Board Agreement as of the Amendment Effective Date.

Caribou Biosciences, Inc.	Jennifer A. Doudna

/s/ Rachel E. Haurwitz	/s/ Jennifer A. Doudna
Rachel E. Haurwitz
President & CEO